                                                                    Exhibit 10.7

                              AMENDED AND RESTATED

                          FIDELITY SOUTHERN CORPORATION

                     SUPPLEMENTAL DEFERRED COMPENSATION PLAN

           (Effective As of October 1, 1996, and Amended and Restated
                               As of November 15, 2005)

                              AMENDED AND RESTATED
                          FIDELITY SOUTHERN CORPORATION
                     SUPPLEMENTAL DEFERRED COMPENSATION PLAN

                                TABLE OF CONTENTS

ARTICLE I INTRODUCTION AND ESTABLISHMENT...............................      I-1

ARTICLE II DEFINITIONS.................................................     II-1
   2.1  "Account"......................................................     II-1
   2.2  "Anniversary Date".............................................     II-1
   2.3  "Beneficiary"..................................................     II-1
   2.4  "Board"........................................................     II-1
   2.5  "Code".........................................................     II-1
   2.6  "Company"......................................................     II-1
   2.7  "Compensation".................................................     II-1
   2.8  "Deferral Subaccount"..........................................     II-1
   2.9  "Election Form"................................................     II-1
   2.10 "Employee".....................................................     II-2
   2.11 "Employer".....................................................     II-2
   2.12 "Employer Credit Subaccount"...................................     II-2
   2.13 "ERISA"........................................................     II-2
   2.14 "401(k) Plan"..................................................     II-2
   2.15 "Participant"..................................................     II-2
   2.16 "Plan".........................................................     II-2
   2.17 "Plan Administrator"...........................................     II-2
   2.18 "Plan Year"....................................................     II-2
   2.19 "Section 401(a)(17) Limitation"................................     II-2
   2.20 "Valuation Date"...............................................     II-2

ARTICLE III PARTICIPATION..............................................    III-1
   3.1  Eligibility to Participate.....................................    III-1
   3.2  Deferral Election..............................................    III-1
   3.3  Time and Manner of Initial Election............................    III-1
   3.4  Change of Election.............................................    III-2

ARTICLE IV INTEREST OF PARTICIPANTS....................................     IV-1
   4.1  Accounting for Participants' Interests.........................     IV-1
   4.2  Vesting of a Participant's Account.............................     IV-1
   4.3  Distribution of a Participant's Account........................     IV-1

ARTICLE V PLAN ADMINISTRATOR...........................................      V-1
   5.1  Members........................................................      V-1
   5.2  Action.........................................................      V-1
   5.3  Right and Duties...............................................      V-1
   5.4  Compensation, Indemnity and Liability..........................      V-2
   5.5  Taxes..........................................................      V-2

ARTICLE VI CLAIMS PROCEDURE............................................     VI-1
   6.1  Claims for Benefits............................................     VI-1
   6.2  Appeals........................................................     VI-1

ARTICLE VII AMENDMENT AND TERMILNATION.................................    VII-1
   7.1  Amendments.....................................................    VII-1
   7.2  Termination of Plan............................................    VII-1

ARTICLE VIII MISCELLANEOUS.............................................   VIII-1
   8.1  Limitation on Participant's Rights.............................   VIII-1
   8.2  Benefits Unfunded..............................................   VIII-1
   8.3  Other Plans....................................................   VIII-1
   8.4  Receipt or Release.............................................   VIII-1
   8.5  Governing Law..................................................   VIII-2
   8.6  Adoption of Plan by Related Employers..........................   VIII-2
   8.7  Gender, Tense, and Headings....................................   VIII-2
   8.8  Successors and Assigns; Nonalienation of Benefits..............   VIII-2

                                    ARTICLE I

                         INTRODUCTION AND ESTABLISHMENT

      Fidelity Southern Corporation (the "Company") hereby establishes the Fidelity Southern Corporation Supplemental Deferred Compensation Plan (the "Plan") for the benefit of certain management and highly compensated employees of the Company and affiliated adopting employers, as such employees are selected by the Board of Directors of the Company. The Plan provides supplemental benefits for eligible employees whose benefits under the Fidelity Southern Corporation Tax Deferred 401(k) Savings Plan are limited by the provisions of the Internal Revenue Code of 1986, as amended, (the "Code") or the Employee Retirement Income Security Act of 1974, as amended. The Plan shall originally be effective as of October 1, 1996, and shall be amended and restated as of November 15, 2005; provided that for purposes of the Plan's compliance with the requirements of Code Section 409A, the amendments effected by this amendment and restatement are intended to be retroactively effective as of January 1, 2005.

                                   ARTICLE II

                                   DEFINITIONS

     When used in this Plan, the following terms shall have the meanings set forth below unless a different meaning is plainly required by the context:

     2.1 "Account" means the records maintained by the Plan Administrator to determine each Participant's interest under this Plan. Such Account may be reflected as an entry in the Employer's records, or as a separate account under any trust established to provide benefits under the Plan, or as a combination of both. Each Participant's Account shall consist of at least two subaccounts: a Deferral Subaccount and an Employer Credit Subaccount. The Plan Administrator may establish such additional subaccounts as it deems necessary for the proper administration of the Plan.

     2.2 "Anniversary Date" means the last day of each Plan Year.

     2.3 "Beneficiary" means the person or persons last designated in writing by the Participant to receive the amount in his Account in the event of such Participant's death; or if no designation shall be in effect at the time of a Participant's death or if all designated Beneficiaries shall have predeceased the Participant, then the Beneficiary shall be the following, in the order listed:

          (a)  Such Participant's surviving spouse, if any;

          (b)  Otherwise, the Participant's estate.

     2.4 "Board" means the Board of Directors of the Company.

     2.5 "Code" means the Internal Revenue Code of 1986, as amended.

     2.6 "Company" means Fidelity Southern Corporation, or its successor or successors.

     2.7 "Compensation" means "Compensation" as that term is defined in the 401(k) Plan, as the same may be amended from time to time, but without regard to the Section 401(a)(17) Limitation. Compensation shall also include amounts deferred by the Employee under this Plan or other deferred compensation plans of the Employer (except to the extent specified by the Employer).

     2.8 "Deferral Subaccount" means the subaccount of a Participant's Account maintained to reflect the Participant's interest in the Plan attributable to his deferrals of Compensation and earnings or losses credited to such account.

     2.9 "Election Form" means the form prescribed by the Plan Administrator on which a Participant may specify the amount of his Compensation that is to be deferred pursuant to the provisions of Article III.

     2.10 "Employee" means any management or highly compensated employee of an Employer.

     2.11 "Employer" means the Company and each affiliated employer which has adopted the Plan with the consent of the Company.

     2.12 "Employer Credit Subaccount" means the subaccount of a Participant's Account maintained to reflect the Participant's interest in the Plan attributable to the Employer's contribution credits, and any earnings or losses credited to such account.

     2.13 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     2.14 "401(k) Plan" means the Fidelity Southern Corporation Tax Deferred 401(k) Savings Plan, as it may be amended from time to time. Any reference herein to a provision or term of the 401(k) Plan shall mean such provision or term as it may be amended from time to time.

     2.15 "Participant" means any eligible Employee who has satisfied the requirements for participation in this Plan and who has an Account.

     2.16 "Plan" means the Fidelity Southern Corporation Supplemental Deferred Compensation Plan, as it may be amended from time to time.

     2.17 "Plan Administrator" means the committee or individual appointed pursuant to the provisions of this Plan to administer the Plan. In the absence of such appointment, the Company shall be the Plan Administrator.

     2.18 "Plan Year" means the 12-month period January 1 to December 31, provided that the first Plan Year shall begin October 1, 1996 and end December 31, 1996.

     2.19 "Section 401(a)(17) Limitation" means the limitation on an Employee's compensation that may be used for benefit calculation purposes in the 401(k) Plan and that is set forth in Code Section 401(a)(17), as it may be increased from time to time in accordance with applicable IRS rules.

     2.20 "Valuation Date" means the annual valuation date, December 31, and any other date(s) selected by the Plan Administrator, in its sole discretion, as of which the Accounts of Participants are valued.

                                  ARTICLE III

                                  PARTICIPATION

     3.1 Eligibility to Participate. The Board or its designee shall specify the Employees of the Employer who are eligible to participate in the Plan and the effective date and period of each such Employee's eligibility to participate. Such eligibility designation may be made by establishing a minimum compensation level for participation or by the use of such other criteria as the Board deems appropriate from time to time. An Employee designated as eligible to participate shall become a Participant on the eligibility date specified by the Board in its discretion, provided in all instances that the Employee completes the Election Form provided for in Section 3.3 below. A Participant shall continue to be eligible to participate in the Plan until the Board determines he is no longer eligible.

     3.2 Deferral Election. Each Participant may elect to defer under the Plan any whole percentage of his Compensation in the manner described in Section 3.3 or Section 3.4, as applicable. The amount deferred by the Participant shall be deducted each pay period in which the Participant has Compensation during his period of participation in the Plan.

     3.3 Time and Manner of Initial Election. An eligible Employee desiring to exercise a deferral election upon becoming eligible to participate in the Plan shall, prior to the beginning of the first Plan Year in which the eligible Employee will be participating in the Plan (or, if later, the thirtieth (30th) day after his initial eligibility to participate in any account balance plan of the Employer, determined in accordance with Code Section 409A), complete an Election Form indicating: (a) the percentage of Compensation to be deferred under the Plan, (b) whether distributions of the eligible Employee's Account are to be made in a lump sum or in substantially equal annual installments over a period of years, (c) if the eligible Employee has elected distributions in installments, the number of such installments (not to exceed 15), and (d) if the eligible Employee elects to have distributions of his Account commence at a date other than his termination of service with the Employer, the date that distributions from the eligible Employee's Account are to commence, provided that such date shall not be earlier than such eligible Employee's expected retirement date (as determined under the then effective policies and practices of the Employer) or later than the eligible Employee's 70th birthday. Such election must be made prior to the period of service for which the Compensation subject to the deferral election would otherwise be payable (within the meaning of Code Section 409A). If a Participant fails to file a properly completed and duly executed Election Form with the Plan Administrator by the prescribed time, he will be deemed to have elected not to defer any Compensation under this Plan until the first Plan Year commencing after such Participant's properly completed and duly executed Election Form is filed with the Plan Administrator.

     Except as provided in Section 3.4, a Participant may not, after the applicable date by which such Participant's initial election must be filed as provided above in this Section 3.3, discontinue the Participant's election to participate, change the percentage of Compensation the Participant has elected to defer for a Plan Year, or change the commencement date, form, or number of installments for distributions from the Participant's Account.


                                     III-1

     The Participant shall designate on the Election Form (or on a separate form provided by the Plan Administrator) a Beneficiary to receive payment of amounts in his Account in the event of his death.

     3.4 Change of Election.

     (a) Change in Amount. Upon written notice to the Plan Administrator by December 31st of a Plan Year, a Participant may increase, decrease, or discontinue his deferral election for the following Plan Year; provided, however, that (i) the form and amount deferred, and (ii) the amount to be deferred after such election, satisfy the provisions of Sections 3.2 and 3.3. If the Participant fails to deliver a properly completed and duly executed change of Election Form in the manner provided in this section, his prior deferral election shall remain in effect for the following Plan Year. Increases, decreases or discontinuances in the amount a Participant elects to defer shall not be permitted during the Plan Year.

     (b) Change in Distribution Date. By written notice to the Plan Admininistrator, a Participant may elect to change the form (i.e., from lump-sum to installments or from installments to lump sum) and/or defer the commencement date for distributions from his Account, provided that (i) such election shall not be effective for twelve (12) months after such election is made and notice thereof is provided to the Plan Administrator, (ii) if the Participant's initial election filed pursuant to Section 3.3 specified that the distribution to be deferred would otherwise be made on a date certain (or pursuant to a schedule) rather than on termination of the Participant's service with the Employer, notice of such election must be delivered to the Plan Admininistrator not less than twelve (12) months prior to the date that such payment(s) would otherwise be made, (iii) the period of additional deferral must be not less than five (5) years after the date that such payment(s) would otherwise be made, and (iv) after giving effect to the additional deferral period, the commencement date for distributions from the Participant's Account would not be later than the eligible Employee's 70th birthday. For purposes of computing the deadlines set forth in this paragraph, installment payments shall be treated as a single payment made on the date of the first scheduled installment payment date.


                                     III-2

                                   ARTICLE IV

                            INTEREST OF PARTICIPANTS

     4.1 Accounting for Participants' Interests.

     (a) Deferral Subaccount. Each Participant's Deferral Subaccount shall be credited with the amounts of Compensation deferred by the Participant under this Plan. The timing and manner in which amounts are credited to Participants' Accounts under this Plan shall be determined by the Company and the Plan Administrator in their discretion, but a Participant's deferral election shall be applied to each pay period in which he has Compensation during his period of participation in the Plan.

     (b) Employer Credit Subaccount. At the end of each Plan Year, the Board (or its designee) shall determine whether there shall be an Employer contribution credit for such Plan Year to a Participant's Employer Credit Subaccount. Such determination shall be made on a individual Participant basis, it being the intention that the Board shall have absolute discretion to determine whether an individual Participant shall be credited with an Employer contribution, the amount of such contribution and the conditions the Participant must satisfy to be credited with such contribution.

     (c) Account Earnings or Losses. The Participant's Account shall be credited with earnings (or losses) each Valuation Date as provided in this subsection
(c). The earnings rate credited to the Participant's Account will be determined assuming the amounts credited to his Account were invested in the investment funds the Participant has selected from the funds made available from time to time under the Plan for such purpose by the Board or its designee. The Participant shall make his initial selection among such funds on the investment form provided for such purpose by the Plan Administrator in one percent (1%) increments. Thereafter, the Participant may change his election with respect to his existing Account and future additions to such Account once each calendar quarter to be effective as of the first day of the immediately following calendar quarter by submitting a new investment form to the Plan Administrator. The investment election made by a Participant is solely for the purpose of valuing his Account and does not in any way require the Employer or any trustee of assets designated as available to pay Plan benefits to make such investments.

     4.2 Vesting of a Participant's Account. A Participant's interest in the value of his Account shall at all times be 100% vested and nonforfeitable.

     4.3 Distribution of a Participant's Account. A Participant's Account shall be distributed as provided in this Section 4.3. A Participant's Account shall continue to be credited with earnings or losses under Section 4.1 until the Account is fully distributed. In no event shall a distribution of any part of a Participant's Account be made prior to the earliest of (i) the date of the Participant's termination of service with the Employer unless the Participant has specified a later date in an election then in effect pursuant to Section 3.3 or 3.4 hereof, (ii) the date specified by the Participant in the most recent election then in effect pursuant to Section 3.3 or 3.4 hereof, (iii) the date the Participant becomes Disabled (as defined in Section 4.3(c)), (iv) the death of the

Participant, and (v) the occurrence of an Unforeseeable Emergency (as defined in Section 4.3(e)).

     (a) Termination of Service or Retirement. Unless the Participant has specified a date (other than the Participant's termination of service with, or retirement from, the Employer) for the commencement of distributions from his Account in an effective election filed pursuant to Section 3.3 or 3.4 hereof, on the Participant's termination of service with, or retirement from, the Employer, the amounts credited to his Account shall be paid to such Participant in accordance with the most recent such effective election filed by such Participant, commencing as soon as administratively feasible after such termination of service or retirement; provided that, in the case of a Participant that is a "Key Employee" (as defined in Code Section 409A), if the stock of the Employer is then publicly traded on an established securities market or otherwise, any amounts which become payable from this Plan within the first six months after such Participant's termination shall be delayed and paid immediately following the close of such sixth month (or, if earlier, the date of such Participant's death).

     (b) Specified Date. If the Participant has specified a date (other than the Participant's termination of service with, or retirement from, the Employer) for the commencement of distributions from his Account in an effective election filed pursuant to Section 3.3 or 3.4 hereof, distributions of such Participant's Account balance shall be made in accordance with the most recent such effective election filed by such Participant and as soon as practical after such date.

     (c) Participant Disabled. If the Participant becomes Disabled, the Participant's Account balance shall be paid out in a lump sum as soon as practical after the date the Participant becomes Disabled. For purposes of this Plan, a Participant shall be considered "Disabled" if the Participant is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or (ii) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company or any Employer.

     (d) Death of Participant. In the event of the death of a Participant, distribution of the balance credited to a Participant's Account as of the date of his death (reduced, if applicable, by any taxes withheld pursuant to Section 5.5) shall be made to his Beneficiary in a lump sum as soon as practical following his death. If the Participant dies after payment of his interest in the Plan has commenced, but prior to payment of his Account balance as provided above, the remaining balance shall be paid to his Beneficiary (or Beneficiaries) in a lump sum as soon as possible following his death.

     (e) Unforeseeable Emergency. A Participant who is suffering an Unforeseeable Emergency may file a written request with the Plan Administrator for distribution of all or a portion of the amount credited to his Account. "Unforeseeable Emergency" means severe financial hardship to the Participant as a result of an illness or accident of the Participant, the Participant's spouse or a dependent (as defined in Code Section 152(a)) of the Participant; loss of Participant's property due to casualty; or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The Plan Administrator shall have sole discretion to determine whether to grant a Participant's hardship request and the amount to distribute to the Participant, provided that such amount shall not exceed the amount reasonably necessary to alleviate the Participant's hardship plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant's assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

     Except as expressly provided in this Section 4.4, no payment of benefits shall be made under this Plan prior to a Participant's termination of service (determined in accordance with Code Section 409A).

                                   ARTICLE V

                               PLAN ADMINISTRATOR

     5.1 Members. The Plan Administrator shall be a committee or an individual appointed by the Company to serve at its pleasure, provided that in the absence of such appointment the Company shall be the Plan Administrator and shall have the duties of the Plan Administrator provided for herein. Members of the committee shall not be required to be employees of the Company or Participants. Any committee member may resign by giving notice, in writing, filed with the Human Resources Director or the President of the Company.

     5.2 Action. Action of the Plan Administrator may be taken with or without a meeting of committee members; provided, however, that any action of the Plan Administrator shall be taken only upon the vote or other affirmative expression of a majority of the committee members qualified to vote with respect to such action. If a member of the committee or the appointed individual is a Participant in the Plan, he shall not participate in any decision which solely affects his own Account. The Plan Administrator shall for purposes of administering the Plan choose a secretary who shall keep minutes of the Plan Administrator's proceedings and all records and documents pertaining to the administration of this Plan. The secretary may execute any certificate or any other written direction on behalf of the Plan Administrator.

     5.3 Right and Duties. The Plan Administrator shall administer and manage the Plan and shall have all powers necessary to accomplish that purpose, including (but not limited to) the following:

     (a) To construe, interpret, and administer this Plan;

     (b) To make allocations and determinations required by this Plan, and to maintain records regarding Participants' Accounts;

     (c) To compute and certify to the Employer the amount and kinds of benefits payable to Participants or their Beneficiaries, and to determine the time and manner in which such benefits are to be paid;

     (d) To authorize all disbursements by the Employer pursuant to this Plan;

     (e) To maintain (or cause to be maintained) all the necessary records of the administration of this Plan;

     (f) To make and publish such rules for the regulation of this Plan as are not inconsistent with the terms hereof,

     (g) To delegate to other individuals or entities from time to time the performance of any of its duties or responsibilities hereunder;

     (h) To establish or to change the investment funds or arrangements under
Section 4.1(c) of the Plan; and

     (i) To hire agents, accountants, actuaries, consultants and legal counsel to assist in operating and administering the Plan.

     The Plan Administrator shall have the exclusive discretionary authority to construe and to interpret the Plan, to decide all questions of eligibility for benefits and to determine the amount and manner of payment of such benefits, and its decisions on such matters shall be final and conclusive on all parties.

     5.4 Compensation, Indemnity and Liability. The Plan Administrator shall serve as such without bond and without compensation for services hereunder. All expenses of the Plan and the Plan Administrator shall be paid by the Employer. If the Plan Administrator is a committee, no member of the committee shall be liable for any act or omission of any other member of the committee, nor for any act or omission on his own part, excepting his own willful misconduct. The Employer shall indemnify and hold harmless the Plan Administrator and each member of the committee, if any, against any and all expenses and liabilities, including reasonable legal fees and expenses, arising out of his membership on the committee, excepting only expenses and liabilities arising out of his own willful misconduct.

     5.5 Taxes. If the whole or any part of any Participant's Account shall become liable for the payment of any income, or other tax (including, after the death of the Participant, any estate or inheritance tax) which the Employer shall be required to pay or withhold, the Employer shall have the full power and authority to withhold and pay such tax out of such Participant's Account or any other monies or property of the Participant held or payable by the Employer. The Employer shall provide the Participant notice of such withholding. Prior to making any payment under this section, the Employer may require that the Participant provide such releases or other documents from any lawful taxing authority as it shall deem necessary.

                                   ARTICLE VI

                                CLAIMS PROCEDURE

     6.1 Claims for Benefits. If a Participant or Beneficiary (hereafter, "Claimant") does not receive timely payment of any benefits which he believes are due and payable under the Plan, he may make a claim for benefits to the Plan Administrator. The claim for benefits must be in writing and addressed to the Plan Administrator. If the claim for benefits is denied, the Plan Administrator shall notify the Claimant in writing within 90 days after the Plan Administrator initially received the benefit claim. However, if special circumstances require an extension of time for processing the claim, the Plan Administrator shall furnish notice of the extension to the Claimant prior to the termination of the initial 90-day period and such extension shall not exceed one additional, consecutive 90-day period. Any notice of a denial of benefits shall advise the Claimant of the basis for the denial, any additional material or information necessary for the Claimant to perfect his claim, and the steps which the Claimant must take to have his claim for benefits reviewed.

     6.2 Appeals. Each Claimant whose claim for benefits has been denied may file a written request for a review of his claim by the Plan Administrator. The request for review must be filed by the Claimant within 60 days after he received the written notice denying his claim. Except as provided below, the decision of the Plan Administrator will be made within 60 days after receipt of a request for review and shall be communicated in writing to the Claimant. Such written notice shall set forth the basis for the Plan Administrator's decision. If there are special circumstances which require an extension of time for completing the review, the Plan Administrator shall notify the Claimant, and the Plan Administrator's decision shall be rendered not later than 120 days after receipt of the request for review.

                                  ARTICLE VII

                           AMENDMENT AND TERMILNATION

     7.1 Amendments. The Board shall have the right in its sole discretion to amend this Plan in whole or in part at any time; provided, however, that no such amendment shall reduce the amounts credited at the time of such amendment to any Participant's Account. Any amendment shall be in writing and executed by a duly authorized officer of the Company. All Participants and Employers shall be bound by such amendment.

     7.2 Termination of Plan. The Company expects to continue this Plan, but does not obligate itself to do so. The Company reserves the right to discontinue and terminate the Plan at any time, in whole or in part, for any reason (including a change, or an impending change, in the tax laws of the United States or any State). If the Plan is terminated, the Plan Administrator shall be notified of such action in a writing executed by a duly authorized officer of the Company, and the Plan shall be terminated at the time therein set forth. Termination of the Plan shall be binding on all Participants, but in no event may such termination reduce the amounts credited at the time of such termination to any Participant's Account. If this Plan is terminated, amounts theretofore credited to Participants' Accounts shall be paid to the applicable Participants in accordance with the terms of the Plan.


                                     VII-1

                                  ARTICLE VIII

                                  MISCELLANEOUS

     8.1 Limitation on Participant's Rights. Participation in this Plan shall not give any Participant the right to be retained in any Employer's employ or any right or interest in this Plan or any assets of the Company or any Employer other than as herein provided. The Company and each Employer reserve the right to terminate the employment of any Participant without any liability for any claim against the Company or any Employer under this Plan, except to the extent provided herein.

     8.2 Benefits Unfunded. The benefits provided by this Plan shall be unfunded. All amounts payable under this Plan to Participants shall be paid from the general assets of the applicable Employer, and nothing contained in this Plan shall require any Employer to set aside or hold in trust any amounts or assets for the purpose of paying benefits to Participants. This Plan shall create only a contractual obligation on the part of the Employer, and Participants shall have the status of general unsecured creditors of the applicable Employer under the Plan with respect to amounts of Compensation they defer hereunder or any other obligation of the Employer to pay benefits pursuant hereto. Any funds of the Employer available to pay benefits pursuant to the Plan shall be subject to the claims of general creditors of such Employer and may be used for any purpose by the Employer.

     Notwithstanding the preceding paragraph, the Employer may at any time transfer assets to one or more trusts for purposes of paying all or any part of its obligations under this Plan. Any such trust shall be a grantor trust of which the applicable Employer will be the "grantor", within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code, and which shall be organized under the laws of one of the states of the United States and, to the extent applicable, shall otherwise conform in substance to the terms of the model trust described in Revenue Procedure 92-64, 1992-2 C.B. 422 as subsequently modified by the Internal Revenue Service (including, without limitation, pursuant to Notice 2000-56). To the extent that assets are held in the trust when a Participant's benefits under the Plan become payable, the Plan Administrator may direct the trustee to make trust assets available to pay such benefits to the Participant. Any payments made to a Participant or Beneficiary from such trust shall relieve the Employer from any further obligations under the Plan only to the extent of such payment.

     8.3 Other Plans. This Plan shall not affect the right of any eligible Employee or Participant to participate in and receive benefits under and in accordance with the provisions of any other employee benefit plans which are now or hereafter maintained by the Employer, unless the terms of such other employee benefit plan or plans specifically provide otherwise.

     8.4 Receipt or Release. Any payment to a Participant in accordance with the provisions of this Plan shall, to the extent thereof, be in full satisfaction of all claims against the Plan Administrator, the Company and all Employers, and the Plan Administrator may require such Participant, as a condition precedent to such payment, to execute a receipt and release to such effect.


                                     VIII-1

     8.5 Governing Law. This Plan shall be construed, administered, and governed in all respects in accordance with applicable federal law and, to the extent not preempted by federal law, in accordance with the laws of the State of Georgia. If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

     8.6 Adoption of Plan by Related Employers. With the consent of the Company, any corporation related to the Company by stock ownership is authorized to adopt the Plan by action of its board of directors. The action taken by the board shall include the effective date of the adoption of the Plan by such related employer.

     8.7 Gender, Tense, and Headings. In this Plan, whenever the context so indicates, the singular or plural number and the masculine, feminine, or neuter gender shall be deemed to include the other. Headings and subheadings in this Plan are inserted for convenience of reference only and are not considered in the construction of the provisions hereof.

     8.8 Successors and Assigns; Nonalienation of Benefits. This Plan shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns; provided, however, that the amounts credited to the Account of a Participant shall not (except as provided in Section 5.5) be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to any benefits payable hereunder, including, without limitation, any assignment or alienation in connection with a separation, divorce, child support or similar arrangement, shall be null and void and not binding on the Plan, the Company or any Employer.


                                     VIII-2

     IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officers to be effective as of October 1, 1996.

                                        COMPANY:

                                        FIDELITY SOUTHERN CORPORATION


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------


                                        ADOPTING EMPLOYERS:

                                        FIDELITY BANK


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------